EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into on the 15th day of November, 2013, by and among Sawgrass Resources, Inc., a Florida corporation, Eugene B. Settler, Jack M. Alvo and Stephen J. Ratelle (collectively, “Sellers”), IQ Acquisition (NY) Ltd., a company incorporated under the New Zealand Companies Act 1993 (“Buyer”), and Astika Holdings, Inc., a Florida corporation (the “Company”) (OTCBB and OTCQB:  ASKH).

EXPLANATORY STATEMENT

WHEREAS, Each of the Sellers desires to sell, and Buyer desires to acquire, all of the shares of capital stock of the Company owned by the Sellers, on the terms described below; and

WHEREAS, the Company and Buyer desire that Law Offices of Michael H. Hoffman, P.A. continue to serve as legal counsel to the Company and provide on-going legal services on an as requested basis, including advice on corporate and securities law matters, on the terms described below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereto agree as follows:

1. PURCHASE AND SALE.

1.1 Shares.  On the terms and subject to the conditions herein provided, each of the Sellers agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase and acquire from the Sellers, on the Closing Date (as defined in Section 1.4 below), all of the shares of capital stock of the Company owned by the Sellers, constituting all of the “restricted” and “control” shares of the Company as such terms are defined under Rule 144 promulgated under the Securities Act of 1933, as amended, and none of the “free-trading” shares, which in the aggregate amount is Eight Million One Hundred Sixty Thousand (8,160,000) shares of Common Stock of the Company (the “Shares”).  The Company has issued and outstanding Eleven Million Seventy-Seven Thousand Seven Hundred Fifty (11,077,750) shares of common stock and there are no shares of preferred stock or treasury stock issued or outstanding.

1.2 Excluded Liabilities.  Buyer will not acquire, and Sellers shall pay or cause the Company to pay, all of the Company’s liabilities as of or prior to the Closing Date.

1.3 Purchase Price.

(1) Purchase Price.  The aggregate purchase price for the Shares to be sold by the Sellers and to be purchased by Buyer is Three Hundred Fifty Thousand Dollars (USD $350,000.00), which is payable upon the closing of this Agreement.  The Law Offices of Michael H. Hoffman, P.A. received Two Hundred and Seventy Five Thousand Dollars ($275,000) on November 14, 2013 and shall receive Seventy Five Thousand Dollars ($75,000) by November 21, 2013, or sooner, which upon receipt, shall be the closing date.

(2) Manner of Payment.  Buyer shall pay the Purchase Price by wire transfer of immediately available funds to an account designated by Sellers.

1.4 Closing; Effective Date.  Subject to the satisfaction of the conditions stated in Section 6, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Law Offices of Michael H. Hoffman, P.A. at 9:00 a.m. Miami, Florida time on the date first above written (the “Closing Date”).  The Law Offices of Michael H. Hoffman, P.A. received Two Hundred and Seventy Five Thousand Dollars ($275,000) on November 14, 2013 and shall receive Seventy Five Thousand Dollars ($75,000) by November 21, 2013, or sooner, which upon receipt, will be the closing date.

1.5 Transactions and Documents at Closing.

(1) Deliveries by Sellers and the Company.  At the Closing, each of the Sellers and the Company shall deliver to Buyer:

(1)	the stock certificates representing the Shares signature medallion guaranteed and in proper form for transfer to Buyer;

(2)	the resignation of each of the Company’s officers and directors;

(3)	the stock ledger, minute book, corporate seal and books and records of the Company;

(4)	an executed copy of this Agreement; and

(5)	a certified copy of all necessary corporate action approving the Company’s and Sawgrass Resources, Inc.’s execution, delivery and performance of this Agreement.

(2) Deliveries by Buyer.  At the Closing, Buyer shall deliver to Sellers:

(1)	payment of the Purchase Price;

(2)	an executed copy of this Agreement; and

(3)	a certified copy of all necessary corporate action approving Buyer’s execution, delivery and performance of this Agreement.

2. ADDITIONAL AGREEMENTS.

2.1 Broker’s Fees.  Each of the parties agrees that it will pay or discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all such brokerage or finder's fees, commissions or other compensation incurred by reason of any action taken by such party or its officers or directors.

2.2 SEC Filings and Information Statement.  The Company shall file (at the Buyer’s cost and expense), the following: (i) a Form 8-K covering the transactions contemplated by this Agreement; (ii) a Schedule 13D for the Buyer; (iii) a Form 3 for the Buyer; and (iv) the Schedule 14f Information Statement regarding a change in the majority of directors of the Company pursuant to Rule 14f-1 as promulgated under the Securities Exchange Act of 1934, as amended (the “Information Statement”) with the SEC, and to mail the Information Statement to its Stockholders.  The Information Statement shall be prepared by the Law Offices of Michael H. Hoffman, P.A. at Buyer’s cost and expense.

2.3 Board of Directors.  Effective on the date of Closing, Sellers shall cause the Company to set the size of its board of directors as per the Buyer’s instructions, appoint the designees of the Buyer to the board of directors at the Closing and obtain any necessary resignations from members of the board of directors so that immediately after the effectiveness of the Information Statement the board of directors shall consist only of the designees of the Buyer.  At the Closing, the Sellers shall cause the officers of the Company to resign and shall cause the board of directors of the Company to appoint the designees of the Buyer as the officers of the Company.

2.4 Spin-Off.  The Buyer agrees, during a reasonable period of time after the Closing, but not to exceed 45 days, to cause the Company to dispose of the Company’s wholly owned subsidiary, Astika Music Entertainment, Inc., by conveying the shares of the subsidiary held by the Company to a designee of the Sellers; time being the essence hereof.

2.5 Expenses.  Each party shall be responsible for all of its own expenses, including all costs associated with the Transaction.

2.6 No Public Statements.  None of the parties hereto shall make any public statement, press release or other announcement concerning the matters covered by this Agreement without the prior written approval of the other parties hereto; provided, that any party may, without such approval, make such press releases or other public statements it believes are required under applicable securities laws and regulations, but in such case will make best efforts to notify the other parties prior to such disclosure.

2.7 Legal Services.  The Company shall have the option to continue to engage the Law Offices of Michael H. Hoffman, P.A. to serve as legal counsel to the Company and provide on-going legal services, including advice on corporate and securities law matters on terms that are mutually agreeable to the Company and said legal counsel.

2.8 Cooperation; Further Assurances.  Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents, provide such other notices or communications and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out the intended purposes of this Agreement.

3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLERS AND THE COMPANY.

To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers and the Company represent and warrant to and covenant with Buyer as follows:

3.1 Organization.  Each of the Company and Sawgrass Resources, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

3.2 Execution; No Inconsistent Agreements.

(1) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by each of the Sellers and the Company, and this Agreement is a valid and binding agreement of each of the Sellers and the Company, enforceable against each of the Sellers and the Company in accordance with its terms.

(2) The execution and performance of this Agreement by each of the Sellers does not constitute a breach or violation of the organizational or governing documents of each of the Sellers or the Company, or a material default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any Law (as defined below) or agreement or obligation to which any of the Sellers or the Company is a party.

3.3 Title to Shares.  Each of the Sellers shall transfer to Buyer good and valid title to the Shares, free and clear of all liens and encumbrances.

3.4 Compliance with Laws. The Company has complied with all applicable Laws, and no Action is pending or Threatened (and there is no Basis therefor) against it alleging any failure to so comply.  No material expenditures are, or based on applicable Law, will be required of the Company for it and its business and operations to remain in compliance with applicable Law.  “Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any governmental body, agency or instrumentality thereof, each as amended and now and hereinafter in effect. “Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding. “Threatened” means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent person to conclude that a cause of action or other matter is likely to be asserted, commenced, taken, or otherwise initiated. “Basis” means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant person has actual knowledge or reason to know and that forms or could form the basis for any specified consequence.

4. REPRESENTATIONS, COVENANTS AND WARRANTIES OF BUYER.

To induce Sellers and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to and covenants with Sellers and the Company as follows:

4.1 Incorporation and Good Standing.  Buyer is a New Zealand corporation duly incorporated, validly existing and in good standing under the New Zealand Companies Act 1993.

4.2  Execution; No Inconsistent Agreements; Etc.

(1) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

(2) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any Law or agreement or obligation to which Buyer is a party.

4.3 Investment Representation.  Buyer understands and acknowledges that (a) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws in reliance upon exemptions provided thereunder and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations, as applicable, and (b) the representations and warranties contained herein are being relied upon by the Company and Sellers as a basis for the exemption for the transfer of the Shares pursuant to this Agreement under the registration requirements of the Securities Act and any applicable state securities laws.  Buyer is acquiring the Shares for Buyer's own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  Buyer has had the opportunity to review the books and records of the Company and has been furnished or provided access to such relevant information that Buyer has requested.  Buyer is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the risks associated with an investment in the Company.  Buyer has considered the investment in the Shares and has had an opportunity to ask questions of and receive answers from the officers and directors of the Company and the Sellers about the Shares and the business and financial condition of the Company sufficient to enable it to evaluate the risks and merits of its investment in the Company.

4.4 Compliance with Laws. The Buyer has complied with all applicable Laws, and no Action is pending or Threatened (and there is no Basis therefor) against it alleging any failure to so comply.  No material expenditures are, or based on applicable Law, will be required of the Buyer for it and its business and operations to remain in compliance with applicable Law.

5. BUYER'S ACCESS TO INFORMATION AND ASSETS.  Buyer and its authorized representatives, at Buyer’s own expense, shall have access to the books, records, employees, counsel, accountants, and other representatives of the Company at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company's financial condition, corporate status, operations, business, assets and properties.

6. CLOSING CONDITIONS.

6.1 Conditions to Obligations of Sellers.  The obligations of Sellers to carry out the transactions contemplated by this Agreement are subject, at the option of Sellers, to the following conditions:

(1) Buyer shall have furnished Sellers with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement.

(2) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing; provided, however, that each of the Sellers shall not be entitled to refuse to consummate the transactions contemplated by this Agreement in reliance upon its own breach or failure to perform.

(3) Buyer shall have executed and delivered to Sellers the documents referred to in Section 1.5.2.

6.2 Conditions to Obligations of Buyer.  The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction of the following conditions:

(1) The Company shall have furnished Buyer with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement.

(2) All representations and warranties of Sellers and the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, and Sellers and the Company shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by each of the Sellers and the Company at or prior to the Closing; provided, however, that Buyer shall not be entitled to refuse to consummate the transactions contemplated by this Agreement in reliance upon its own breach or failure to perform.

(3) Sellers and the Company shall have executed and delivered to Buyer the documents referred to in Section 1.5.1.

7. MISCELLANEOUS.

7.1 Notices.

(1) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, three (3) business days after the date of mailing by Federal Express or other reputable overnight courier service to the parties at the following addresses:

(i)  If to Sellers or Company:
c/o Law Offices of Michael H. Hoffman, P.A.
1521 Alton Road, No. 284
Miami, Florida 33139
U.S.A.
Email:  michael@myseclawyer.com
Attn:   Michael H. Hoffman, Esq.

(ii)  If to Buyer:
c/o Causeway Accounting Ltd.
Level 1
725 Rosebank Road,
Avondale, Auckland, 1348
New Zealand
Email:  markr@cswy.co.nz
Attn:   Mark Wayne Richards, President

(2) Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

7.2 Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby.  This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto.

7.3 Governing Law.  The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to conflicts of law principles thereof applicable to contracts made and to be performed entirely within the State of Florida.  Each party irrevocably and unconditionally: (a) agrees that any legal proceeding relating to this Agreement must be brought in the state courts in Miami, Florida, or the United States District Court for the Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any proceeding in any such court; and (d) agrees that service of any court paper may be effected on it by mail, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

7.4 Successors and Assigns; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that no party hereto may assign this Agreement or any of its rights hereunder, in whole or in part, except upon the prior written consent of the other parties hereto.

7.5 Counterparts.  This Agreement may be signed in counterparts (including by facsimile or by e-mail of a Portable Document Format (PDF) file), any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLERS:

/s/  Eugene B. Settler
       EUGENE B. SETTLER

/s/  Jack M. Alvo
      JACK M. ALVO

/s/  Stephen J. Ratelle
       STEPHEN J. RATELLE

SAWGRASS RESOURCES, INC.

By:/s/   Aline Parrish
Name:  Aline Parrish
Title:    President

COMPANY:

ASTIKA HOLDINGS, INC.

By:/s/  Eugene B. Settler
    Eugene B. Settler
    President and CEO

BUYER:

IQ ACQUISITION (NY) LTD.

By:/s/  Mark Wayne Richards
Name:  Mark Wayne Richards
Title:    Director